NEWS RELEASE
Exhibit 99.1

For Immediate Release
Astronics Corporation Announces
Pricing of $150 Million Convertible Senior
Notes Offering
EAST AURORA, NY, November 26, 2024 – Astronics Corporation (NASDAQ: ATRO) (“Astronics” or the “Company”) today announced the pricing of $150 million aggregate principal amount of 5.500% convertible senior notes due 2030 (the “Notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Astronics also granted the initial purchasers of the Notes an option to purchase up to an additional $15 million aggregate principal amount of the Notes, for settlement within a 13-day period beginning on, and including, the first date on which the Notes are issued. The offering of the Notes is expected to close on December 3, 2024, subject to customary closing conditions.
The Notes will be Astronics’ senior unsecured obligations. The Notes will mature on March 15, 2030, unless earlier converted, redeemed or repurchased. The Notes will bear interest at a rate of 5.500% per year, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2025.
Prior to the close of business on the business day immediately preceding December 15, 2029, noteholders will have the right to convert their Notes only upon the occurrence of certain events. On or after December 15, 2029, noteholders may convert all or any portion of their Notes at any time at their election until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, Astronics will satisfy its conversion obligations by paying and/or delivering, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election. The initial conversion rate for the Notes is 43.6814 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $22.89 per share of common stock), which represents an approximately 30% conversion premium over the last reported sale price of $17.61 per share of Astronics’ common stock on The Nasdaq Stock Market on November 25, 2024. The conversion rate (and accordingly the conversion price) is subject to adjustment upon the occurrence of certain events. In addition, upon certain corporate events or upon a notice of redemption (as described below), Astronics will, under certain circumstances, increase the conversion rate for noteholders who convert Notes in connection with such a corporate event or convert their Notes called (or deemed called) for redemption during the related redemption period, as the case may be.
The Notes will not be redeemable before March 20, 2028. The Notes will be redeemable, in whole or in part, for cash at Astronics’ option at any time, and from time to time, on or after March 20, 2028 and prior to the 51st scheduled trading day immediately preceding the maturity date, if the last reported sale price per share of Astronics’ common stock has been at least 130% of the conversion price for a specified period of time. The redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
If a "fundamental change" (as will be defined in the indenture for the Notes) occurs, then, subject to limited exceptions, noteholders may require Astronics to repurchase their Notes for cash. The repurchase price will be equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the applicable repurchase date.

Astronics Corporation press@astronics.com | +1.716.805.1599 130 Commerce Way | East Aurora, NY 14052

Astronics Corporation Announces Pricing of $150 Million Convertible Senior Notes Offering

November 26, 2024
Astronics expects to use a portion of the net proceeds from the offering to repay all outstanding borrowings under its term loan facility. Astronics expects to use the remainder of the net proceeds from the offering to fund the repayment of a portion of its outstanding borrowings under its revolving credit facility and to pay fees and expenses in connection with the offering.
The Notes were offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the Notes and any shares of Astronics’ common stock issuable upon conversion of the Notes have not been registered under the Securities Act, or any state securities law, and the Notes and any such shares may not be offered or sold absent registration under, or pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.
This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, including the Notes or any shares of Astronics’ common stock, nor shall there be any offer, solicitation or sale of any Notes or any such shares of Astronics’ common stock in any jurisdiction in which such offer, solicitation or sale would be unlawful.
About Astronics
Astronics Corporation (NASDAQ: ATRO) serves the world’s aerospace, defense and other mission-critical industries with proven innovative technology solutions. Astronics works side-by-side with customers, integrating its array of power, connectivity, lighting, structures, interiors and test technologies to solve complex challenges. For over 50 years, Astronics has delivered creative, customer-focused solutions with exceptional responsiveness. Today, global airframe manufacturers, airlines, military branches, completion centers and Fortune 500 companies rely on the collaborative spirit and innovation of Astronics.
Forward-Looking Statements
This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of the words “expect,” “anticipate,” “plan,” “may,” “will,” “estimate,” “feeling” or other similar expressions and include all statements with regard to the completion, timing and size of the proposed offering, the intended use of proceeds, and the terms of the Notes being offered. Because such statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the statements. Important factors that could cause actual results to differ materially from what may be stated here include the trend in growth with passenger power and connectivity on airplanes, the state of the aerospace and defense industries, the market acceptance of newly developed products, internal production capabilities, the timing of orders received, the status of customer certification processes and delivery schedules, the demand for and market acceptance of new or existing aircraft which contain the Company’s products, the impact of regulatory activity and public scrutiny on production rates of a major U.S. aircraft manufacturer, the need for new and advanced test and simulation equipment, customer preferences and relationships, the effectiveness of the Company’s supply chain, and other factors which are described in filings by Astronics with the Securities and Exchange Commission. Except as required by applicable law, the Company assumes no obligation to update forward-looking information in this news release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

Astronics Corporation press@astronics.com | +1.716.805.1599 130 Commerce Way | East Aurora, NY 14052

Astronics Corporation Announces Pricing of $150 Million Convertible Senior Notes Offering

November 26, 2024

Company Contact:	Investor Contact:
David C. Burney	Alliance Advisors IR
Executive Vice President and CFO	Deborah K. Pawlowski
invest@astronics.com	Senior Managing Partner
+1.716.805.1599	dpawlowski@allianceadvisors.com
+1.716.843.3908
# # #

Astronics Corporation press@astronics.com | +1.716.805.1599 130 Commerce Way | East Aurora, NY 14052